FINDER’S FEE AGREEMENT

BETWEEN:	bioMETRX, Inc. 33 South Service Road, Suite 111 Jericho, NY 11753

AND:	Harbor View Group, Inc. (the “Finder”) Two Seaview Boulevard Port Washington, NY 11050

In consideration of the services of the Finder in arranging the private sales of an aggregate of $1,500,000 in financing to bioMETRX, Inc. (formerly known as MarketShare Recovery, Inc.) and its wholly owned subsidiary, bioMETRX Technologies, Inc. (collectively referred to as the “Company”), from Mr. Russell Kuhn, the Finder will be issued an aggregate of 659,698 shares of the Company’s common stock.

This agreement supersedes all other arrangements between the parties.

DATED: November 28, 2005

FINDER:

HARBOR VIEW GROUP, INC.

By: /s/ Larry Pomerantz

Larry Pomerantz, President

Accepted and agreed to by the Issuer effective
November 28, 2005

BIOMETRX, INC.

By: /s/ Mark Basile

Mark Basile, President

FINDER’S FEE AGREEMENT TERMS AND CONDITIONS

1. ACKNOWLEDGMENTS OF THE FINDER

1.1 The Finder acknowledges and declares that:

a.
the Finder is aware that the 659,698 shares of common stock (the “Shares”) to be issued pursuant to the Finder’s Fee Agreement have not been qualified under a Shares Act or Exchange Act (an “Act”) or any regulations or rules thereunder (the “Rules”) for distribution to the public, that the issuance of the Shares pursuant to this Agreement is to be by way of private placement exempted from the registration requirements of any Act and from the prospectus requirements of any Act under an exemption to be determined by the Company, and that the Finder is restricted from using most of the civil remedies available under such Acts and the Rules thereto and may not receive information that would be otherwise available to him under such Acts and the Rules in connection with his acquisition of the Shares;

b.
there are restrictions on the Finder’s ability to resell the Shares and it is the responsibility of the Finder to find out what those restrictions are and to comply with them before selling the Shares and, without limiting the generality of the foregoing, the resale of the Shares may be subject to the registration and prospectus requirements of the Act;

c.
it is the obligation of the Finder to comply with the resale restrictions imposed by any applicable Act in regard to the Shares at the time the Finder wishes to trade any of the Shares and it is not the obligation of the Company or its solicitors to keep the Finder informed in this regard;

d.
it consents to the Company causing any legends required under any securities law to which it is bound in issuing the Shares to be affixed to the certificates representing the Shares to be issued pursuant to this Agreement;

e.	the Shares were not advertised for sale;

f.
the Company has recommended the Finder seek and obtain independent legal advice from the Finder’s own solicitor with respect to this Agreement prior to its execution and has provided the Finder with sufficient opportunity to do so and the Finder further acknowledges that it understands the terms, and its rights and obligations under this Agreement;

g.	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

h.	there is no government or other insurance covering the Shares; and

i.	there are risks associated with the acquisition of the Shares.

2. REPRESENTATIONS AND WARRANTIES OF THE FINDER

2.1 The Finder represents and warrants to the Company that:

a.	the Finder is acquiring the Shares as principal and no other person, firm or corporation will have a beneficial interest in the Shares;

b.	the Shares are being acquired for investment purposes only and not with a view to resale or distribution;

c.
the Finder is not a control person of the Company as defined in any securities act applicable to the issue of the Shares and the acquisition of the Shares will not result in the Finder owning 10% or more of the issued and outstanding Shares of the Company or becoming a control person;

d.	the Finder is not acquiring the Shares as a result of any material information about the affairs of the Company that has not been publicly disclosed, save knowledge of this particular transaction;

e.	the Finder understands that the Corporation has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Shares; and

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1  The Company represents and warrants to the Finder that the Shares issued to the Finder pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable.

4. GENERAL

4.1  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

4.2  This Agreement, upon acceptance by the Company, will represent the entire agreement of the parties hereto with respect to the subject matter hereof and there are no representations, warranties, covenants, other agreements or understandings, oral and written, relating to the subject matter hereof except as stated or referred to in this subscription.

4.3  Neither this subscription agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

Finder	Company

LP	MB
Initial	Initial

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